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                                                                         EX-21

                    SUBSIDIARIES OF YORK RESEARCH CORPORATION

Set forth below are the names of all subsidiaries of York Research Corporation ("York") as of February 28, 1998 required to be listed on Exhibit 21 to York's 1998 Annual Report on Form 10-K. Indented companies are direct subsidiaries of the company under which they are indented.

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

                                                Percentage
                                                 Owned by         State of
                                                Immediate       Incorporation
                                                  Parent         or Formation
                                                  ------         ------------
York Research Corporation (Parent)                 N/A            Delaware
   B-41 Management Corporation                     100%           Delaware
      B-41 Associates L.P.                         (1)            Delaware
   Cogeneration Technologies, Inc.                 100%           Delaware
      B-41 Associates L.P.                         (2)            Delaware
   York Cogen Partners L.P.                         90%           Delaware
      B-41 Associates L.P.                         (3)            Delaware
   FBL Medical Computer
   Specialists, Inc.                               100%          New Jersey
   York Internet Power Services, Inc.              100%           New York
   York Research Canada, Inc.                      100%            Canada
      York Windowpower Corp.                       100%            Canada
   North American Energy Conservation Inc.         85%            Delaware
   NAEC Energy Services Company, Inc.              100%           Delaware
   York Holdings (Caymans) L.L.C.                  100%        Cayman Islands
      York Ex International S.R.L                  100%       Barbados, B.W.I.
      York Holdings (Barbados) S.R.L.              100%       Barbados, B.W.I.
      InnCOGEN, Limited                            100%          Republic of
                                                               Trinidad & Tobago
   Big Spring Holdings, Inc.                       100%           Delaware
   Big Spring Texas Energy Management, Inc.        100%           Delaware
      New World Power Texas Renewable
      Energy L.P.                                  100%           Delaware

(1)   5% of Profits
      9.8% of Losses
      9.8% of Depreciation

(2)   22% of Profits
      1% of Losses
      1% of Depreciation

(3)   53% of Profits
      1% of Losses
      1% of Depreciation

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